Exhibit 99

Best Buy Investor Day Details ‘Best Buy 2020:
Building the New Blue’ Growth Strategy

Discusses Insights from Successful ‘Renew Blue’ Transformation

Shares Details on Plans to Expand What It Sells and Evolve How It Sells

Provides Long-Term Financial Targets for Fiscal 2021

MINNEAPOLIS, September 19, 2017 - Best Buy Co., Inc. (NYSE:BBY), a leading provider of consumer electronics products and services, will host an investor conference this afternoon to provide a more detailed overview of its Best Buy 2020: Building the New Blue growth strategy and discuss the company’s long-term financial outlook.

Best Buy Chairman and CEO Hubert Joly and other members of the executive team will discuss key insights gained from the company’s successful Renew Blue transformation, share the company’s analysis of the strategic landscape in which it operates and provide a closer look at key growth initiatives.

“Our Renew Blue transformation was about improving the customer experience and fixing what was broken,” Joly said. “Building on what we have accomplished, we are excited by the opportunities we have in this next chapter to grow the company by helping customers pursue their passions and enrich their lives with the help of technology, which is a much bigger idea and one that is rich with opportunities.”

In addition to Joly, Best Buy’s investor day speakers will include:

•	Corie Barry, chief financial officer

•	Shari Ballard, senior executive vice president and president of multichannel retail

•	Mike Mohan, senior executive vice president and chief merchandising and marketing officer

The event will begin at 2 p.m. ET. A video webcast of the presentations and question-and-answer session will be available online at www.investors.bestbuy.com, both live and after the event.

Renew Blue recap
When Best Buy unveiled its Renew Blue transformation strategy in November 2012, the company faced two fundamental problems: negative comparable sales and declining operating income rate.

The strategy worked. Comparable sales and operating income rate are up, non-GAAP earnings per share have grown at a compound annual growth rate of 8 percent and total shareholder return over the last five years was 263 percent, ranking in the top 10 percent of S&P 500 companies. Importantly, the company proved it was possible to win with a combination of competitive prices and a higher level of service.

Best Buy 2020 overview
Looking ahead, the company believes it is operating in an opportunity-rich environment, driven by innovation and customers’ need for help.

Best Buy 2020 is designed to take advantage of key growth opportunities by expanding what the company sells and evolving how it sells.

Examples of how Best Buy intends to expand what it sells include:

•
Building a leading position in the smart home market, by continuing to expand its curated assortment, demonstrating new technology solutions in a meaningful way, and entering the solutions and services part of the market. By the end of October, the company will enhance the smart home areas in all of its stores; roll out its Best Buy Smart Home Powered by Vivint home automation and security offering to 450 stores; and add 1,500 dedicated smart home employees.

•
Piloting a service, Assured Living, that uses technology to help adult children remotely check in on the health and safety of their aging parents. Now available in two markets, this pilot aims to create peace of mind for the children while allowing the parents to live and thrive independently.

•
Launching Total Tech Support, a new Geek Squad offering that provides ongoing support for a customer’s tech, no matter where or when they bought it. This offering is available nationwide in Canada and at 200 stores in 10 U.S. cities.

Meanwhile, Best Buy is evolving how it sells to focus not on just selling products but solving customers’ underlying needs. The company will seek to accelerate its growth by continuing to improve the customer experience within and across channels, more effectively addressing customer needs in underpenetrated categories and building its in-home channel.

To that end, Best Buy recently expanded its In-Home Advisor program to all major U.S. markets. It now has 300 advisors who are specially trained to provide free in-home consultations to help customers find the right technology solutions for their unique needs.

Financial outlook
To support the Best Buy 2020 strategy, the company plans to make key investments in technology and people. It is committed to continuing to create efficiencies that help fund these investments and offset potential pressures.

Best Buy delivered $1.4 billion in cost savings over the last five years. And, as previously announced, it plans to drive an incremental $600 million in annualized cost savings by the end of fiscal 2021.

As discussed earlier this year in March, with Best Buy 2020, the company aspires to solve the following financial equation: gradually increase its rate of topline growth, create efficiencies to help fund investments and offset potential pressures, and build more predictable revenue streams from recurring revenues and stickier customer relationships.

Today Best Buy is setting new long-term financial targets for fiscal 2021:

•	Enterprise revenue of $43 billion versus $39.4 billion in fiscal 2017, which was the last year of the company’s Renew Blue transformation

•	Non-GAAP operating income[1] of $1.9 billion to $2.0 billion versus $1.7 billion in fiscal 2017

•	Non-GAAP diluted EPS[1] of $4.75 to $5.00, which represents an 8 to 9 percent compound annual growth rate from fiscal 2017

About Best Buy
Best Buy is a leading provider of technology products, services and solutions. The company offers expert service at an unbeatable price more than 1.5 billion times a year to the consumers, small business owners and educators who use BestBuy.com or the Best Buy app, visit our stores and engage with Geek Squad Agents. The company has operations in the U.S., where more than 70 percent of the population lives within 15 minutes of a Best Buy store, as well as in Canada and Mexico, where Best Buy has an online and a physical presence.

(1) A reconciliation of the projected non-GAAP operating income and non-GAAP diluted EPS, which are forward-looking non-GAAP financial measures, to the most directly comparable GAAP financial measures, is not provided because the company is unable to provide such reconciliation without unreasonable effort. The inability to provide a reconciliation is due to the uncertainty and inherent difficulty predicting the occurrence, the financial impact and the periods in which the non-GAAP adjustments may be recognized. These GAAP measures may include the impact of such items as restructuring charges; litigation settlements; goodwill impairments; gains and losses on investments; and the tax effect of all such items. Historically, the company has excluded these items from non-GAAP financial measures. The company currently expects to continue to exclude these items in future disclosures of non-GAAP financial measures and may also exclude other items that may arise (collectively, “non-GAAP adjustments”). The decisions and events that typically lead to the recognition of non-GAAP adjustments, such as a decision to exit part of the business or reaching settlement of a legal dispute, are inherently unpredictable as to if or when they may occur. For the same reasons, the company is unable to address the probable significance of the unavailable information, which could be material to future results.

For a “GAAP to non-GAAP” definition and reconciliations please see the financial schedules on the company’s investor relations website, www.investors.bestbuy.com. Fiscal 2017 GAAP operating income was $1.9 billion and diluted EPS was $3.74.

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that reflect management’s current views and estimates regarding future market conditions, company performance and financial results, business prospects, new strategies, the competitive environment and other events. You can identify these statements by the fact that they use words such as “anticipate,” “believe,” “assume,” “estimate,” “expect,” “intend,” “project,” “guidance,” “plan,” “outlook,” and other words and terms of similar meaning. These statements involve a number of risks and uncertainties that could cause actual results to differ materially from the potential results discussed in the forward-looking statements. Among the factors that could cause actual results and outcomes to differ materially from those contained in such forward-looking statements are the following: macro-economic conditions (including fluctuations in housing prices, oil markets and jobless rates), conditions in the industries and categories in which the company operates, changes in consumer preferences or confidence, changes in consumer spending and debt levels, the mix of products and services offered for sale in the company’s physical stores and online, credit market changes and constraints, product availability, trade restrictions or changes in the costs of imports, competitive initiatives of competitors (including pricing actions and promotional activities), strategic and business decisions of the company’s vendors (including actions that could impact promotional support, product margin and/or supply), the success of new product launches, the impact of pricing investments and promotional activity, weather, natural or man-made disasters, attacks on the company’s data systems, the company’s ability to prevent or react to a disaster recovery situation, changes in law or regulations, changes in tax rates, changes in taxable income in each jurisdiction, tax audit developments and resolution of other discrete tax matters, foreign currency fluctuation, the company’s ability to manage its property portfolio, the impact of labor markets, the company’s ability to retain qualified employees and management, failure to achieve anticipated expense and cost reductions, disruptions in the company’s supply chain, the costs of procuring goods the company sells, failure to achieve anticipated revenue and profitability increases from operational and restructuring changes (including investments in the company’s multi-channel capabilities), inability to secure or maintain favorable vendor terms, failure to accurately predict the duration over which the company will incur costs, development of new businesses, failure to complete or achieve anticipated benefits of announced transactions, and the company’s ability to protect information relating to its employees and customers. A further list and description of these risks, uncertainties and other matters can be found in the company’s annual report and other reports filed from time to time with the Securities and Exchange Commission (“SEC”), including, but not limited to, Best Buy’s Report on Form 10-K filed with the SEC on March 24, 2017. Best Buy cautions that the foregoing list of important factors is not complete, and any forward-looking statements speak only as of the date they are made, and Best Buy assumes no obligation to update any forward-looking statement that it may make.

Investor contact:
Mollie O’Brien, 612-291-7735
Mollie.Obrien@bestbuy.com

Media contacts:
Jeff Shelman, 612-291-6114
Jeffrey.Shelman@bestbuy.com